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                                                                   EXHIBIT 10.1
                         AMENDED AND RESTATED
          CONAGRA LONG TERM SENIOR MANAGEMENT INCENTIVE PLAN


     WHEREAS, ConAgra, Inc. ("Company" herein) has adopted and amended the ConAgra Long Term Senior Management Plan ("Plan" herein); and

     WHEREAS, ConAgra wants to amend and restate the plan in its entirety.

     NOW, THEREFORE, the Plan is amended and restated in its entirety to read, as follows:

     1.   Purposes.  The purposes of this Plan are:

     A. To provide additional incentive for senior management officers and employees of the Company and its subsidiaries to increase the earnings of the Company on a long term basis;

     B. To attract and retain in the employ of the Company and its subsidiaries, persons of outstanding competence;

     C. To further the identity of interest of the senior management officers and employees with those of the Company's stockholders.

     2. Administration of the Plan. This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Decisions of the Committee shall be final, conclusive, and binding upon all parties including the Company, the stockholders and the Participants. All rules, regulations and interpretive rulings of the Committee prior to this amendment and restatement shall remain in effect to the extent applicable and not overruled by this amendment and restatement.

     3. Awards. Each year, during the term of the Plan, commencing with the fiscal year ending May 28, 1978, the Company shall:

     (1) Calculate the fully diluted operating income per share each year by dividing operating income for the year by the weighted average of common and common equivalent shares that are applicable to fully diluted earnings for the year, and shall

     (2) Determine the amount of the compounded fully diluted operating income per share for the year by compounding the fully diluted operating income per share for fiscal 1977 (i.e., $1.57 as adjusted for subsequent stock splits), at 5% per year.

     For each year that the fully diluted operating income per share for the year exceeds the compounded fully diluted operating income per share for fiscal 1977 as calculated in (2) above, the Company will make a provision for Long Term Senior Management Incentive compensation equal to 5% of the amount that is determined by multiplying the weighted average of common and common equivalent shares that are applicable to fully diluted earnings for the year times the excess of the fully diluted operating income per share for the year over the compounded fully diluted operating income per share for fiscal 1977 as calculated in (2) above. Provided the aggregate Award does not exceed the amount so determined, the Committee may make adjustments in factors used to compute the Award.

     For purposes of this Plan, Operating Income is defined as income for the year before gain or loss on significant asset disposals; provision for Long Term Senior Management Incentive, and provision for Federal and State Income taxes.

     4. Distribution of the Award. The amount of the Long Term Senior Management Incentive compensation shall be distributed to the previously selected plan participants for the year after the Company has received an opinion from its independent auditors with respect to the Company's financial statements for the fiscal year for which the Award is made. Prior

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to distribution of the Award, the Committee, in its absolute discretion, may reduce the amount of the total Award for any year and, correspondingly, the Award to any participant.

     5. Character of Award. The Awards hereunder shall be distributed to the participants in Common Stock of the Company or cash, or any combination of both, at the absolute discretion of the Committee. All stock Awards from prior years shall be considered for purposes of computing fully diluted operating income per share as provided in Paragraph 3.

     6. Dividends and Voting Rights. Dividends shall be payable to the participant or to any person to whom a transfer is permitted under the terms of the Award with respect to any common stock distributed hereunder which is subject to conditions and restrictions hereunder. A participant and any person to whom a transfer is permitted shall have voting rights with respect to any common stock distributed hereunder.

     7. Participants' Accounts. The Company shall maintain accounts in a manner that will show the gross amount of all distributed common stock or cash or both under the terms hereof which is subject to any restriction imposed in the discretion of the Committee as described in Paragraph 9.

     8.   Participants and Basis of Participation.

          A. Participation in this Plan shall be limited to those officers and employees of the Company or a subsidiary who, because of their position and responsibilities are in a position to substantially affect the Company's growth and earnings per share, in the opinion of the Committee.

          B. Directors who are also employees of the Company or a subsidiary, shall be eligible to participate. Members of the Board of Directors who are not also employees of the Company or a subsidiary and all members of the Compensation Committee shall be ineligible for Awards under this Plan. The term subsidiary as used herein, shall mean a corporation, a majority of the outstanding voting stock of which is owned by the Company directly or indirectly.

          C. A person who is compensated on the basis of a fee or retainer as distinguished from salary shall not be eligible.

          D. Subject to the Committee's ability to reduce an Award under paragraph 4, the Committee shall determine at the beginning of each fiscal year, the participants for the year and what share in the total Award each Participant will receive for that fiscal year; provided, however, the Committee may select additional participants during such year and make appropriate adjustments in the shares of the respective participants resulting from such additional Participants; provided, further, that the Committee may make, alter or eliminate a Participant's share of the Award at any time prior to distribution of the Award. The Committee's determination shall be binding upon the Company and all participants and shall be made by the Committee in its sole and absolute discretion.

          E. The Committee shall notify each Participant of the amount, if any, of the Company common stock or cash being distributed to him for such fiscal year, and the nature of the restriction, if any, imposed on the receipt of such stock or cash. The notification shall include a statement as to the current fair market value of the Award distributed to him under the terms hereof. Such Award shall be distributed promptly after the Company has received an opinion from its independent auditors with respect to the Company's financial statements for the fiscal year for which the stock is awarded. Upon distribution, the Committee may require each employee receiving an Award under the Plan to enter into an agreement with the Company regarding the terms of the Award and the employee's employment.

     9.   Terms and Conditions of Awards.

          A. Each participant who receives an Award hereunder shall be subject to any conditions and obligations imposed by the Committee and shall be required to agree to such terms and conditions, if any, prior to receipt of the Award.

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          B.  Any Award that is distributed to a Participant, subject to restrictions, will become unrestricted and nonforfeitable in accordance with the conditions placed upon such Award by the Committee.

          C. The receipt of an Award shall not give a Participant any right to a subsequent Award or to any continued employment by the Company or a subsidiary for any period, nor shall the granting of an Award give the Company or a subsidiary any right to the continued services of the Participant for any period.

          D. The Committee shall determine the terms and conditions of an Award with regard to the termination of employment, death, disability and retirement of a participant and with regard to alienation, transfer and encumbrance of restricted Awards; provided, however, should a Participant's employment be terminated by the Company following the date on which any entity acquires effective control of the Company pursuant to a tender offer or takeover attempt, then all Awards shall be unrestricted and nonforfeitable at the time of such termination of employment and no such Awards shall be forfeited. Should an entity acquire effective control of the Company by a tender offer then all Awards become nonrestrictive and nonforfeitable. In the event a Participant shall elect to pay tax on a restricted and forfeitable Award, and such Award becomes subject to forfeiture as a result of such Participant's involuntary termination of employment, the Committee shall reduce the amount of the forfeiture in an amount equal to the tax payable in connection with such Award.

          E. The Committee shall have the right to require the recipient of any Award hereunder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to or after delivery of any Award and require the recipient to do any other act or acts necessary to satisfy the withholding tax requirement.

     10. Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time. No amendment may be made by the Board of Directors which would retroactively affect the rights of Participants under this Plan.

     11. Changes in Common Stock. In the event of (a) a stock dividend, split-up, reclassification, or other analogous change in the capitalization or any distribution to holders of the Company's stock, or (b) a merger or consolidation involving the Company, an equitable adjustment will be made in the manner of determining the Award for such fiscal year.

     12. Stockholder Approval; Effective Date. On or before January 1, 1983, this amendment and restatement will be presented for consideration and approval by the stockholders. The effective date of this amendment and restatement is July 15, 1982; provided, however, the Committee, in its discretion, may apply the provisions and conditions, in whole or in part, of this amendment and restatement to any or all Awards distributed with respect to fiscal years ending in 1981 or 1982 or both. If the stockholders fail to approve this amendment and restatement, the Plan shall continue under the terms, provisions and conditions in effect prior to this amendment and restatement.


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                  AMENDMENT TO CONAGRA AMENDED AND RESTATED
                 LONG-TERM SENIOR MANAGEMENT INCENTIVE PLAN


     The Amended and Restated Long-Term Senior Management Incentive Plan was approved by ConAgra stockholders on September 14, 1992. The Board of Directors hereby amends the Plan by revising paragraph 11 in its entirety to read as follows:

     11. Common Stock Issuable; Changes in Common Stock. The maximum number of shares of ConAgra common stock issuable with respect to Awards for any Company fiscal year shall not exceed .2% (two-tenths of 1%) of the number of shares of the Company's common stock outstanding on the last day of such fiscal year; provided, in the event of (a) a stock dividend, split-up, reclassification, or other analogous change in the capitalization or any distribution to holders of the Company's stock, or (b) a merger or consolidation in which the Company is not the surviving entity, an equitable adjustment shall be made in the number of shares of ConAgra common stock issuable under the Plan for any fiscal year and in the manner of determining the Award for such fiscal year.

               CONAGRA LONGTERM SENIOR MANAGEMENT INCENTIVE PLAN
                            OPERATIONAL DOCUMENT


     1. Purpose. The purpose of this document is to set forth the operational rules of the ConAgra Longterm Senior Management Plan ("Plan") . This document reflects the provisions of the Amended and Restated ConAgra Long Term Senior Management Incentive Plan, dated effective July 15, 1982 ("Plan Document") and all rules, regulations and guidelines for operation of the Plan, and shall control with regard to operation of the Plan regardless of the provisions of any other document, including the Plan Document. The Compensation Committee ("Committee") adopts this document pursuant to Section 2 of the Plan Document and the Board of Directors of ConAgra has adopted this document and both intend that this document shall control the operation of the Plan. The procedures, rules and guidelines shall bind all parties, including ConAgra, its stockholders and the Plan participants, subject to
Section 10, below.

     2. Eligible Employees. Only employees of ConAgra or its subsidiaries shall be eligible to participate in the Plan. Committee members, non-employee directors and independent contractors shall not be eligible to participate in the Plan. The actual participants in the Plan shall be selected by the committee in its sole and absolute discretion.

     3. Participation. The Committee, in its sole and absolute discretion, shall select the employees who shall share in the Award. The Committee shall also designate, in its sole and absolute discretion, the share of the Award for each participant in the Plan for the applicable fiscal year. Subject to the addition and deletion of participants as described below, the Committee shall select the participants within 30 days of the beginning of the applicable fiscal year. The share of the Award shall be based upon the proportion of Units granted to a participant to the total number of Units granted for the fiscal year. The Committee, in its sole and absolute discretion, may add participants during a fiscal year and determine such new participant's share of the Award. A new participant will result in the reduction of the shares of the Award of the other participants as determined by the Committee in its sole and absolute discretion. Such reduction is not required to be made on a pro rata basis, but the Committee may select, in its sole and absolute discretion the participants whose shares shall be reduced and the amount of the reduction. Additionally, the Committee may, at any time, reduce or eliminate a participant's share of an Award that has not been distributed to the participant for any reason the Committee deems, in its sole and absolute discretion as appropriate.

     4. Computation of Award. The Committee shall compute the amount of the Award for each fiscal year. The amount of the Award shall be calculated according to the following steps:

     A. The fully diluted operating income per share shall be calculated by dividing operating income for the fiscal year by the weighted average of common and common equivalent shares that are applicable to fully diluted earnings for the fiscal year.

     B. Calculate the Compounded Fully Diluted Operating Income Per Share for the fiscal year. The Compounded Fully Diluted Operating Income Per Share for the fiscal year shall be the result of multiplying 1.6288946 by the Base Operating Income Per Share. The Base Operating Income Per Share shall be the 5 year average of the Fully Diluted Operating Income Per Share for the 13th, 12th, 11th, 10th, and 9th fiscal years preceding the applicable fiscal year. The 1.6288946 is the factor used to reflect a 5% compounding of the Base Operating Income Per Share.

     C. The Award shall be equal to 5% of the result of multiplying the weighted average of common and common equivalent shares that are applicable to fully diluted earnings for the year times the excess of the fully diluted operating income per share for the year over the Compounded Fully Diluted Operating Income Per Share.

     Operating income means income for the fiscal year before gain or loss or significant asset disposals, the Award and Federal and state income taxes. All income from investments in unconsolidated companies shall be converted to a pre-tax profit figure based upon the effective tax rate of that company for its most recently ended fiscal year within ConAgra's fiscal year; provided, however, operating income shall be determined in the sole and absolute discretion of the Committee. Prior to the distribution of an Award, the Committee, in its sole and absolute discretion may reduce the amount of the Award and the share of any participant in an Award.

     5. Distributions. Each participant's share in an Award shall be distributed 15 days after ConAgra has received an opinion from its independent auditors regarding ConAgra's financial statements for the applicable fiscal year. Each participant's share of the Award shall be made part in ConAgra stock and part in cash. The cash portion shall be the Committee's estimate of the Federal and state taxes of the participant regarding his share of the Award. The remaining portion shall be paid in ConAgra stock. The Committee shall estimate the Federal and state taxes applicable using whatever assumptions and factors it deems appropriate.

     Each person who receives a distribution will be notified of:

          A.   The amount distributed to him.

          B.   Nature of any restrictions.

          C. The current fair market value of the participant's share of the Award.

     6. Terms. Each grant of a share of the Award shall be subject to the following terms and conditions:

          A. Any terms, conditions, restrictions and obligations imposed by the Committee in its sole and absolute discretion.

          B. ConAgra stock distributed shall be subject to forfeiture until the last day of the fifth fiscal year following the fiscal year to which the grant applies. The participant shall enter into an agreement with ConAgra confirming the forfeitures provisions.

          C. The participant shall agree, in writing, that he will not be able to transfer, assign or pledge the shares of stock received hereunder until the earliest of his termination of employment, death or Total and Pemanent Disability (as defined in the ConAgra Long Term Senior Management Plan), unless prior written approval by the Committee is received. Approval by the Committee may be given at its sole and absolute discretion and according to any restrictions or conditions that the Committee deems appropriate.

          D.   Dividend and voting rights shall apply to all distributed stock.

     7. Death, Disability or Retirement. In the event of a participant's death, Total and Permanent Disability (as determined under ConAgra's Long Term Disability Plan) or retirement on or after attainment of age 65, all of the participant's prior distributions shall be unrestricted and fully vested and the participant shall be entitled to a pro rata share of his allocation for the fiscal year of death, disability or retirement based upon full quarters of employment by the participant during the fiscal year. The portion of the particpant's Award that he does not receive will not be reallocated to the remaining participants.

     8. Takeover. If a participant's employment is terminated by ConAgra or its subsidiaries following the date on which any entity or person acquires effective control of ConAgra pursuant to a tender offer or takeover attempt, then all of the Participant's prior distributions shall be unrestricted, nonforfeitable and fully vested.

     9. Other Termination of Employment. In the event a participant terminates employment for reasons other than those set forth in Sections 7 and 8, the participant shall forfeit any stock subject to forfeiture pursuant to Paragraph 6B and shall receive no share of the Award for the fiscal year in which the termination occurs. All forfeitures shall be forfeited to ConAgra and be the sole property of ConAgra. In the event of a forfeiture, the participant may elect, with prior approval of the Committee, to retain the stock if the participant pays to ConAgra an amount per share forfeited equal to the closing price per share on the New York Stock Exchange on the date of his termination of employment. The date of termination of employment shall be determined at the sole and absolute discretion of the Committee.
The participant's portion of the Award for the fiscal year of termination which is forfeited by the participant shall not be allocated to the remaining participants in the Plan.

     10. Funding Stock. ConAgra shall purchase or set aside treasury or unissued shares to be valued at market value. Such shares shall be set aside quarterly in an amount equivalent to the Award as accrued at the end of each quarter.

If the shares are purchased, the purchase shall take place within three days after the quarterly financial information is available subject to restrictions on the purchase of stock imposed by the New York Stock Exchange or any other exchange on which ConAgra's shares are traded. In the event that ConAgra acquires shares during the quarter for use in this Plan the first shares so purchased shall be allocated at their cost. In the event such shares are unissued shares which are set aside, then in that event the number of shares shall be determined by valuing the shares at market price determined as of the close of the New York Stock Exchange on the third trading day following the date final figures are available.

     11. Administration. The Committee shall have sole responsibility to administer the Plan. Decisions of the Committee shall be final, conclusive and binding on all parties.

     12.  Amendment.  This document may be amended by the committee.

     This document has been adopted by the Board of Directors and Compensation Committee of ConAgra, Inc. on ________________, 1987.

                    BY:________________________________________
                    TITLE: Chairman - Compensation Committee

                          FIRST AMENDMENT TO THE
            CONAGRA LONG TERM SENIOR MANAGEMENT INCENTIVE PLAN
                           OPERATIONAL DOCUMENT
                         (Effective May 11, 1989)



     The ConAgra Long Term Senior Management Incentive Plan Operational Document ("Operational Document") shall be amended as follows:

                                 ARTICLE I

     Section 8 of the Operational Document shall be amended to read as follows:

          "8. Change of Control. If a Participant's employment is terminated by ConAgra or its subsidiaries following the date of a Change of Control, then all of the Participant's prior distributions that are not vested shall be unrestricted, nonforfeitable and fully vested. Also, any undistributed cash portion of an Award shall be distributed regardless of the employment status of the Participant. Change of Control shall mean:

               (i) The acquisition (other than from ConAgra) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, ConAgra or its subsidiaries, or any employee benefit plan of ConAgra or its subsidiaries which acquires beneficial ownership of voting securities of ConAgra) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of ConAgra's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by ConAgra's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

               (iii) Approval by the stockholders of ConAgra of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of ConAgra immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of ConAgra or of the sale of all or substantially all of the assets of ConAgra."

                                ARTICLE II

     Section 12 of the Operational Document shall be amended to read as follows:

          "12. Amendment. This document may be amended by the Committee, provided, however, that this document may not be amended subsequent to the announcement of an event that could result in a Change of Control of ConAgra, or subsequent to a Change of Control of ConAgra."

                                ARTICLE III

     In all other respects, the Operational Document is hereby confirmed.